Exhibit 99.1

Blue Coat Barred From Challenging Five Finjan Patents at Trial
Updates on IPR and German proceedings, and Oral Argument Against Blue Coat

EAST PALO ALTO, CA – 09/12/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. today provide an update on four separate, but related matters including a summary judgment, IPR proceedings, Germany trial and an oral argument against Blue Coat Systems, Inc. (Blue Coat).
First, in Finjan’s district court patent infringement suit (5:13-cv-03295-BLF) against Blue Coat ("Blue Coat II") the Honorable Beth Labson Freeman (the “Court”) entered Orders on matters heard on July 20, 2017, concerning the parties' motions to strike [Dkt. No. 287 *REDACTED] and summary judgment [Dkt. No. 286 *REDACTED*], both entered on September 7, 2017.
Significantly, on Finjan’s Motion for Summary Judgment and with respect to the validity of certain Finjan’s asserted patents, the Court ruled in Finjan’s favor and held that asserted Finjan patents, namely, U.S. Patent Nos. 8,566,580 (the “’580 Patent”), 6,154,844 (the “’844 Patent”), 6,965,968 (the “’968 Patent”), and 7,418,731 (the “’731 Patent”) were “not invalid,” thereby barring Blue Coat from challenging these patents at trial. On a fifth asserted patent, U.S. Patent No. 8,677,494 (the “’494 Patent”), the Court granted Finjan’s motion for summary judgment that the ’494 Patent is “not invalid over any theory relying on the Nachenberg reference.” The trial is currently set for October 30, 2017.
Second, in post-grant proceedings before the United States Patent & Trademark Office’s (USPTO) Patent Trial and Appeal Board (PTAB), the PTAB denied two additional Blue Coat petitions for Inter Partes Review (IPR), namely, IPR2017- 00996, which challenged the validity of U.S. Patent No. 9,141,786 (the “’786 Patent”) and IPR2017-00997, which challenged the validity of Finjan's U.S. Patent No. 9,219,755 (the “’755 Patent”), and instituted trial on IPR2017-00995, which challenges the validity of U.S. Patent No. 9,189,621 (the “’621 Patent”). Notwithstanding institution, Finjan remains confident that the ’621 Patent will survive IPR. To-date only 20% of IPRs have been instituted against Finjan’s patents and, more impressively, after institution, 99% of Finjan’s claims remain intact.
Third, Finjan’s infringement action against Blue Coat and Blue Coat Systems GmbH, for infringement of European Patent 0 965 094 in Dusseldorf, Germany, seeks, among other things, a judgment of infringement, a cease and desist order on European sales of infringing products, and an accounting of profits of infringing sales. A one-day trial is currently set for November 27, 2017.
Finally, Blue Coat’s appeal of the Judgment and jury award entered against it in Finjan, Inc. v. Blue Coat Systems, Inc. (5:13-cv-03999-BLF) (Blue Coat I), oral argument was heard by the

U.S. Court of Appeals for Federal Court (CAFC) on September 8, 2017. A decision is expected within the next several weeks.

Finjan has pending infringement lawsuits and appeals against FireEye, Inc., Symantec Corp., Palo Alto Networks, Blue Coat Systems, Inc., ESET and its affiliates, Cisco Systems, Inc., Sonicwall, Inc., and Bitdefender and its affiliates relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, timing of redemption of shares of preferred stock, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com